Exhibit (b)

BYLAWS

of

The North Carolina Capital Management Trust

These Bylaws of The North Carolina Capital Management Trust (the "Trust") are subject to the Declaration of Trust of the Trust, as from time to time amended, supplemented or restated (the "Declaration of Trust"). Capitalized terms used herein which are defined in the Declaration of Trust are used as therein defined.

ARTICLE I

PRINCIPAL OFFICE

The principal office of the Trust shall be located in Boston, Massachusetts, or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II

OFFICERS AND THEIR ELECTION

Officers

Section 1. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

Election of Officers

Section 2. The President, Treasurer and Secretary shall be chosen by the Trustees. Subject to the provisions of Section 14 of Article III hereof, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

Resignations

Section 3. Any officer of the Trust may resign, notwithstanding Section 2 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

ARTICLE III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Management Of The Trust-General

Section 1. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust or with these Bylaws.

Executive And Other Committees

Section 2. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Compensation

Section 3. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

Chairman Of The Trustees

Section 4. The Trustees shall appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

President

Section 5. The President shall be the sole chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administrative responsibilities for the Trust, but shall not have responsibility for the provision of any investment advisory service or management service that is the subject of a management agreement between the Trust (or any Fund within the Trust) and an adviser or sub-adviser. The President, together with the Chief Financial Officer, shall be responsible for the design, establishment, maintenance and evaluation of internal controls and certification of any reports to the extent and in the manner required under applicable laws and regulations. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Treasurer

Section 6. The Treasurer shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Declaration of Trust and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

Chief Financial Officer

Section 7. The Chief Financial Officer, together with the President, shall be responsible for the design, establishment, maintenance and evaluation of internal controls and certification of any reports to the extent and in the manner required under applicable laws and regulations. The Chief Financial Officer shall perform such additional duties as the Trustees may from time to time designate.

Secretary

Section 8. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

Vice President

Section 9. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Assistant Treasurer

Section 10. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

Assistant Secretary

Section 11. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

Subordinate Officers

Section 12. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Surety Bonds

Section 13. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended ("the 1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

Removal

Section 14. Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 12 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Remuneration

Section 15. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

ARTICLE IV

SHAREHOLDERS' MEETINGS

Special Meetings

Section 1. A special meeting of the shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least 10% of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or Classes shall be called and only the shareholders of such one or more Series or Classes shall be entitled to notice of and to vote at such meeting.

Notices

Section 2. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Voting-Proxies

Section 3. Subject to the provisions of the Declaration of Trust, shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed in writing by the Shareholder and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative form of execution authorizing the proxy to act which authorization is received not more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Declaration of Trust, as these Bylaws or such Declaration of Trust may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the Commonwealth of Massachusetts relating to proxies, and judicial interpretations thereunder, as if the Trust were a Massachusetts corporation and the Shareholders were shareholders of a Massachusetts corporation.

Place Of Meeting

Section 4. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Action Without a Meeting

Section 5. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

ARTICLE V

TRUSTEES' MEETINGS

Special Meetings

Section 1. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees.

Regular Meetings

Section 2. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in the Declaration of Trust.

Quorum

Section 3. A majority of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

Notice

Section 4. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee, as provided for in the Declaration of Trust. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

Place Of Meeting

Section 5. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

Special Action

Section 6. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Action By Consent

Section 7. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

Participation in Meetings By Conference Telephone

Section 8. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Beneficial Interest

Section 1. The beneficial interest in the Trust shall at all times be divided into such transferable Shares of one or more separate and distinct Series, or classes thereof, as the Trustees shall from time to time create and establish. The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more classes of shares consistent with applicable law and any rule or order of the Commission.

Transfer of Shares

Section 2. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Equitable Interest Not Recognized

Section 3. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

Share Certificate

Section 4. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Loss of Certificate

Section 5. In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Discontinuance of Issuance Of Certificates

Section 6. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership or transferability of Shares in the Trust.

ARTICLE VII

Custodian

The Custodian employed by the Trust pursuant to Article IX to the Declaration of Trust shall be required to enter into a contract with the Trust which shall contain in substance the following provisions:

(a) The Trust will cause all securities and funds owned by the Trust to be delivered or paid to the Custodian.

(b) The Custodian will receive and receipt for any moneys due to the Trust and deposit the same in its own banking department and in such other banking institutions, if any, as the Custodian and the Trustees may approve. The Custodian shall have the sole power to draw upon any such account.

(c) The Custodian shall release and deliver securities owned by the Trust in the following cases only:

(1) Upon the sale of such securities for the account of the Trust and receipt of payment therefor;

(2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash is to be delivered to the Custodian;

(3) To the issuer thereof or its agent for transfer into the name of the Trust, the Custodian or a nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that in any such case the new securities are to be delivered to the custodian;

(4) To the broker selling the same for examination, in accord with the "street delivery" custom;

(5) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities or pursuant to provisions to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the custodian;

(6) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(7) To any pledge by way of pledge or hypothecation to secure any loan, but only within the limits permitted to the Trust by Article V, Section 1(p) of the Declaration of Trust.

(8) For deposit in a system for the central handling of securities in accordance with the provisions of Article IX, Section 2 of the Declaration of Trust.

(d) The Custodian shall pay out moneys of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian, or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in (c), or for the repurchase of shares issued by the Trust or for the making of any disbursements authorized by the Trustees pursuant to the Declaration of Trust or these By-laws, or for the payment of any expense or liability incurred by the Trust; provided that, in every case where payment is made by the Custodian in advance of receipt of the securities purchased, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

(e) The Custodian shall make deliveries of securities and payments of cash only upon written instructions signed or initialed by such officer or officers or other agent or agents of the Trust as may be authorized to sign or initial such instructions by resolution of the Trustees; it being understood that the Trustees may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

The contract between the Trust and the Custodian may contain any such other provisions not inconsistent with the provisions of Article IX of the Declaration of Trust or with these By-laws as the Trustees may approve.

Such contract shall be terminable by either party upon written notice to the other within such time not exceeding sixty (60) days as may be specified in the contract; provided, however, that upon termination of the contract or inability of the Custodian to continue to serve, the Custodian shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor custodian all securities and moneys held by it for account of the Trust. In such case, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

Such contract shall also provide that, pending appointment of a successor custodian or a vote of the shareholders specifying some other disposition of the funds and property, the Custodian shall not deliver funds and property of the Trust to the Trust, but may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000 as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

Any sub-custodian employed by the Custodian pursuant to authorization to do so granted by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into a contract with the Custodian containing in substance the same provisions as those described in paragraphs (a) through (e) above, except that any contract with a sub-custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that, any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.

ARTICLE VIII

INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

ARTICLE IX

INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE X

AMENDMENTS

These By-laws may be amended at any meeting of the Trustees of the Trust by a majority vote; provided, however, that any amendment which changes or affects the provisions of Article VII, Article X, or Article XII shall be approved by vote of a majority of the outstanding shares of the Trust entitled to vote.

ARTICLE XI

FISCAL YEAR

The fiscal year of each Series of the Trust shall end on such date as the Trustees shall from time to time determine.

ARTICLE XII

Reports to Shareholders

The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.

ARTICLE XIII

SEAL

The seal of the Trust shall be circular in form and bear the name of the trust and the year of its organization. The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

ARTICLE XIV

OWNERSHIP OF ASSETS OF THE TRUST

The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

ARTICLE XV

HEADINGS

Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.